UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):                              September 3, 2009

              TierOne Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	000-50015	04-3638672
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  1235 “N” Street, Lincoln, Nebraska 68508
(Address of principal executive offices, including zip code)

           (402) 475-0521
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 3, 2009, TierOne Corporation (the “Company”) and its wholly owned subsidiary, TierOne Bank (the “Bank”), entered into a definitive agreement (the “Agreement”) to transfer deposits and sell selected loans and other assets associated with 32 of the Bank’s branch offices to Great Western Bank, a South Dakota-based subsidiary of National Australia Bank.  The transaction, which is subject to regulatory approval and other customary closing conditions, is expected to be completed as soon as late 2009.

Under the terms of the Agreement, Great Western Bank will assume approximately $1.1 billion in deposits, and the Bank will transfer or sell to Great Western Bank approximately  $800.0 million in loans, $20.0 million in real estate and other assets and the balance in cash or securities less a $55.0 million deposit premium paid.  These amounts are based on balances at June 30, 2009.  Final balances to be transferred will be adjusted as of the closing date of the transaction.

Many of the branch offices being sold were acquired by the Company in its 2004 acquisition of United Nebraska Bank.  The remaining branches consist of other facilities the Bank has built or acquired.  Upon completion of the transaction, the Bank will have 37 banking offices located in Nebraska, Iowa and Kansas and approximately $2.0 billion in assets, or about the same asset size the Bank was prior to the United Nebraska Bank acquisition.

The foregoing description of the Agreement does not purport to describe all of the material terms of such agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Company’s press release announcing that the Company and the Bank had entered into the Agreement is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Statements contained in this Current Report on Form 8-K which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors.  Factors which could result in material variations include, but are not limited to, unanticipated issues affecting the proposed transaction with Great Western Bank, including that conditions precedent to closing (including receipt of regulatory approval) may not be satisfied; unanticipated deterioration in the Company’s loan portfolio or deposit base; changes in interest rates or other competitive factors which could affect net interest margins, net interest income and noninterest income; changes in demand for loans, deposits and other financial services in the Company’s market area; changes in asset quality and general economic conditions, including any unanticipated issues that could impact management’s judgment as to the adequacy of loan loss reserves; inability to achieve expected results pursuant to the Company’s plan to address asset quality, restore long-term profitability and increase capital; unanticipated issues associated with increases in the levels of losses, customer bankruptcies, claims and assessments; events related to compliance with the supervisory agreement with the Office of Thrift Supervision or actions by regulators, including with respect to the adequacy of loan loss reserves, charge-offs or regulatory capital; other issues that may arise relative to loan loss provisions and charge-offs in connection with the Company’s loan portfolio, as well as other factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.  These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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Item 9.01.	Financial Statements and Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

2.1	Branch Purchase Agreement, dated as of September 3, 2009, by and among TierOne Corporation, TierOne Bank and Great Western Bank.*

99.1	Press Release of TierOne Corporation, dated September 4, 2009.

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*
The disclosure letters and related exhibits and schedules to the agreement are not being filed herewith.  TierOne Corporation agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIERONE CORPORATION

Date:	September 10, 2009	By:	/s/ Gilbert G. Lundstrom
Gilbert G. Lundstrom
Chairman of the Board and Chief Executive Officer

Signature Page

TIERONE CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

2.1	Branch Purchase Agreement, dated as of September 3, 2009, by and among TierOne Corporation, TierOne Bank and Great Western Bank.*

99.1	Press Release of TierOne Corporation, dated September 4, 2009.
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*
The disclosure letters and related exhibits and schedules to the agreement are not being filed herewith.  TierOne Corporation agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

Exhibit Index